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Atlantic Coast Entertainment Holdings, Inc.
c/o Sands Hotel & Casino
Indiana Avenue & Brighton Park
Atlantic City, NJ 08401
                                                               November 13, 2003

             Re: Atlantic Coast Entertainment Holdings, Inc.
                 Registration Form S-4

Ladies and Gentlemen:

             We have acted as counsel to Atlantic Coast Entertainment Holdings, Inc., a Delaware corporation (the "Company"), in connection with the public offering by the Company of up to 2,750,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock") and up to 10,000,000 warrants to purchase Common Stock (the "Warrants", and together with the Common Stock, the "Securities").

             This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

             In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates and written statements of certain officers of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (i) the Registration Statement on Form S-4 (File No.333-110484) filed with the Securities and Exchange Commission (the "Commission") on November 14, 2003 under the Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement");
(ii) a specimen certificate representing the Common Stock; (iii) the form of proposed Warrant Agreement between the Company and the Warrant Agent, including the form of Warrant Certificate (the "Warrant Agreement"), governing the Warrants; (iv) the Certificate of Incorporation of the Company, as presently in effect; (v) the By-Laws of the Company, as presently in effect; (vi) the form of proposed Contribution Agreement between and among GB Holdings, Inc., the Company, Greate Bay Hotel and Casino, Inc. and ACE Gaming, LLC; (vii) the form of the proposed Merger Agreement among GB Holdings, Inc., GB Property Funding, Inc. and Greate Bay Hotel and Casino, Inc.; and (viii) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Securities and related matters.

             In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties, of such documents and the validity and binding effect thereof. Based upon and subject to the foregoing, it is our opinion that, when the Registration Statement becomes effective and the Warrant Agreement has been duly executed and delivered:

             1. The issuance and sale of the Securities will have been duly authorized;

             2. To the extent issued on the date the Registration Statement becomes effective, the Shares will have been validly issued, fully paid and nonassessable, and when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable; and

             3. The Warrants, when duly executed, authenticated and delivered pursuant to the terms of the Warrant Agreement, will be validly issued, fully paid and nonassessable; and will be valid and binding obligations of the Company entitled to the benefits of the Warrant Agreement and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium, or other similar laws now or hereinafter

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                   in effect relating to creditors' rights generally and (2)
                   general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

             We also note that the Securities are subject to forfeiture and certain other restrictions under certain provisions of New Jersey law as described in the Registration Statement and insofar as our opinions may relate to matters governed by the laws of the State of New Jersey, we have relied, without further investigation, upon the opinion of Sterns & Weinroth as local counsel, a copy of which is attached hereto.

             Our opinion expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, including the applicable provisions of the Constitution of the State of Delaware and the reported judicial decisions interpreting such laws and provisions. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

             We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                            Very truly yours,

                                            KATTEN MUCHIN ZAVIS ROSENMAN

                                            By  /s/ Joel A. Yunis
                                                -------------------------------
                                                A Partner



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                                                                       Exhibit A
                               November 13, 2003

Katten Muchin Zavis Rosenman
575 Madison Avenue
New York, NY 10022

       RE: CONSENT SOLICITATION AND OFFER TO EXCHANGE DETAILED IN THAT CERTAIN FORM S-4 REGISTRATION STATEMENT ANTICIPATED TO BE FILED ON OR
             ABOUT NOVEMBER 13, 2003 BY ATLANTIC COAST ENTERTAINMENT
             HOLDINGS, INC. ("ATLANTIC") AND ACE GAMING, LLC ("ACE") WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ("NOTE REGISTRATION STATEMENT")

                                       AND

             PROXY STATEMENT AND PROSPECTUS ANTICIPATED TO BE FILED ON OR ABOUT NOVEMBER 13, 2003 BY ACE AS REGISTRANT WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ("COMMON STOCK REGISTRATION STATEMENT")
             -------------------------------------------------------------------
Gentlemen:

             We have acted as special regulatory counsel on gaming matters in the State of New Jersey to Atlantic Coast Entertainment Holdings, Inc. ("Atlantic") and ACE Gaming, LLC ("ACE", with Atlantic, the "Companies), in connection with the above-referenced Note Registration Statement and Common Stock Registration Statement (the "Registration Statements") with respect to matters relating to the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq., to regulations promulgated thereunder, N.J.A.C. 19:40-1.1 et seq. and the decisions of the Casino Control Commission thereunder ("New Jersey Gaming Laws"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Registration Statements.

             In connection with this opinion, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

                   (a)     Note Registration Statement;

                   (b)     the Common Stock Registration Statement; and

                   (c)     the Certificate of Incorporation of Atlantic.

             We have also examined such other documents as we have considered necessary or appropriate under the circumstances to render the opinions below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity and completeness to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

             In rendering the opinion below, the scope of our review has been limited to a review of the New Jersey Gaming Laws. We do not hold ourselves out as experts in and express no opinion as to the laws of any state or jurisdiction other than New Jersey Gaming Laws. Accordingly, this opinion is confined to such matters as are governed by New Jersey law.

             Based upon the foregoing, and subject to the qualifications, limitations, exceptions and assumptions hereinafter set forth, it is our opinion that the provisions contained in section EIGHTH of the Certificate of Incorporation of Atlantic regarding redemption of the securities of the Corporation are required by the New Jersey Gaming Laws and such provisions and restrictions are accurately described in the Registration Statements.

             (a) We express no opinion herein with regard to any authorizations, consents, or approvals of the Commission which may be required in connection with the consummation of the transactions contemplated by the Registration Statements.



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Katten Muchin Zavis Rosenman
November 13, 2003
Page 2

             (b) In acting as special gaming counsel for the Companies, we have represented them on specific matters referred to us from time to time, but we have not represented the Companies generally. We have made no independent investigation of their files, nor have we made independent inquiries in connection with this opinion as to factual matters.

             (c) We do not hold ourselves as experts in and express no opinion as to the laws of any state or jurisdiction other than the laws of the State of New Jersey. In rendering the opinions set forth herein, the scope of our review has been limited to our review of the New Jersey Casino Control Act and the regulations thereunder.

             (d) Our opinions set forth herein are based and rely upon the current state of the law, and in all respects are subject to and may be limited by new legislation and Commission regulations, as well as by developing administrative and case law.

             (e) We assume no obligation to update or supplement our opinions set forth herein to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur.

             (f) This letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters stated. This letter is solely for your benefit in connection with the transactions referred to above. Without our prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished to or used by any other person or entity, and no other person or entity shall be entitled to rely upon the opinions herein expressed.


                                             Very truly yours,

                                             /s/ STERNS & WEINROTH
                                             STERNS & WEINROTH
                                             A Professional Corporation